Exhibit 10.1

2015 COMPANY PERFORMANCE-BASED RESTRICTED STOCK UNIT AWARD AGREEMENT

PFSWEB, INC. 2005 EMPLOYEE STOCK AND INCENTIVE PLAN

THIS COMPANY PERFORMANCE-BASED RESTRICTED STOCK UNIT AWARD AGREEMENT (“Agreement”) is made and entered into as of the 31st day of March, 2015 (the “Grant Date”) by and between                      (the “Employee”) and PFSweb, Inc., a Delaware corporation (the “Company”).

WHEREAS, the Company sponsors and maintains the PFSweb, Inc., 2005 Employee Stock and Incentive Plan, as the same may be amended from time to time (the “Plan;” terms defined in the Plan having the same meaning when used herein, except as otherwise defined herein); and

WHEREAS, the Board and Article 4 of the Plan have vested in the Committee the right to determine the type(s) and amount(s) of Award(s) to be granted to any employee and the terms and conditions thereof; and

WHEREAS, the Plan provides for the grant to an employee of a Restricted Stock Unit Award to be settled in Stock upon the achievement of such performance goals as the Committee establishes for such Award; and

WHEREAS, the Committee has decided to grant a Restricted Stock Unit Award to the Employee with respect to the Company’s performance for its fiscal year beginning on January 1, 2015 and ending on December 31, 2015 on the terms and conditions hereinafter set forth; and

WHEREAS, the Employee desires to accept the Committee’s grant of a Restricted Stock Unit Award on the terms and conditions hereinafter set forth;

NOW, THEREFORE, intending to be legally bound, and for good and valuable consideration, the sufficiency of which is hereby acknowledged, the Company and the Employee hereby agree as follows:

1. Definitions. The following terms (not otherwise defined herein), when used in this Agreement, shall have the following meanings, unless the context clearly requires otherwise (such definitions to be equally applicable to both the singular and plural of the defined terms):

“Adjusted EBITDA” shall mean the amount determined by the Committee as the Company’s “Adjusted EBITDA” for Fiscal Year 2015, as adjusted for, and without giving effect to, (i) the grant, issuance or approval of any Performance Awards for Fiscal Year 2015 and (ii) without duplication, such other items as may be identified or otherwise designated as adjustments for purposes of determining “Adjusted EBITDA” in an Approved Budget.

“Base Bonus” shall mean the number of Restricted Stock Units to which the Employee shall be entitled in respect of Fiscal Year 2015 upon the achievement of the Base Bonus Target as set forth in the individual Award Certificate issued by the Company to the Employee.

“Base Bonus Target” shall mean Adjusted EBITDA for Fiscal Year 2015 equaling or exceeding the amounts so designated as set forth in the individual Award Certificate issued by the Company to the Employee.

“ERISA” shall mean the Employee Retirement Income Security Act of 1986, as amended.

“Fiscal Year” shall mean the 12-consecutive-month period beginning on January 1 and ending on December 31, so that, by way of example, Fiscal Year 2015 shall mean the 12-consecutive-month period beginning on January 1, 2015 and ending on December 31, 2015.

“Fiscal Year Date” shall mean December 31, 2015.

“Stretch Bonus” shall mean the number of Restricted Stock Units to which the Employee shall be entitled in respect of Fiscal Year 2015 upon the achievement of the Stretch Bonus Target as set forth in the individual Award Certificate issued by the Company to the Employee.

“Stretch Bonus Target” shall mean Adjusted EBITDA for Fiscal Year 2015 equaling or exceeding the amounts so designated as set forth in the individual Award Certificate issued by the Company to the Employee.

“Target Bonus” shall mean the number of Restricted Stock Units to which the Employee shall be entitled upon the achievement of the Target Bonus Target as set forth in the individual Award Certificate issued by the Company to the Employee.

“Target Bonus Target” shall mean Adjusted EBITDA for Fiscal Year 2015 equaling or exceeding the amounts so designated as set forth in the individual Award Certificate issued by the Company to the Employee.

2. Restricted Stock Units. The number of Restricted Stock Units to which the Employee shall be entitled hereunder shall be determined as follows:

(a) Base Bonus. If the Base Bonus Target, but neither the Target Bonus Target nor the Stretch Bonus Target, is achieved, the number of Restricted Stock Units to which the Employee shall be entitled hereunder shall be the Base Bonus. If the Base Bonus Target is not achieved, the Employee shall not be entitled to any Restricted Stock Units under this Agreement.

(b) Target Bonus. If the Target Bonus Target, but not the Stretch Bonus Target, is achieved, the number of Restricted Stock Units to which the Employee shall be entitled hereunder shall be the Target Bonus.

(c) Stretch Bonus. If the Stretch Bonus Target is achieved, the number of Restricted Stock Units to which the Employee shall be entitled hereunder shall be the Stretch Bonus.

3. Determination of Target Achievement. The Committee, in its sole and absolute discretion, shall determine when, whether, and if so, the extent to which, the Base Bonus Target, Target Bonus Target or Stretch Bonus Target, as applicable, has been achieved. Such determination, which shall be final and binding on all parties, shall be certified in writing as soon as administratively practicable in Fiscal Year 2016.

4. Vesting of Restricted Stock Units; Forfeiture. The Employee shall have no vested right in the Restricted Stock Units unless the Committee certifies that the Base Bonus Target, Target Bonus Target or Stretch Bonus Target, as applicable, has been achieved. Such achievement, as evidenced by such certification by the Committee, shall be construed by all parties as a condition related to the purpose of the compensation for purposes of Section 409A of the Code. Provided that such certification is made, and that the Employee is employed by the Company as of the Fiscal Year Date, vesting of the number of Restricted Stock Units to which the Employee may be entitled hereunder shall occur as of the day following the Fiscal Year Date. If, prior to the Fiscal Year Date, the Employee voluntarily leaves employment with the Company other than for Good Reason or is terminated by the Company for Cause, the Employee shall forfeit the entirety of any and all Restricted Stock Units hereunder.

5. Adjustment of Restricted Stock Units. Notwithstanding any provision of this Agreement to the contrary, if the Employee’s employment by the Company is terminated between the Grant Date and the Fiscal Year Date, other than termination by the Company for Cause or the voluntary termination by the Employee other than for Good Reason, the Employee shall be entitled to a portion of the Restricted Stock Units equal to the number of Restricted Stock Units which the Employee would have received hereunder, but for the termination of employment, multiplied by a fraction, the numerator of which is the number of days in Fiscal Year 2015 in which the Employee is employed by the Company and the denominator of which is 365.

6. Settlement of Restricted Stock Units.

(a) Each Restricted Stock Unit represents the right to receive one share of Stock, subject to the terms and conditions set forth in this Agreement and the Plan. The Restricted Stock Units shall be credited to a separate account maintained for the Employee on the books and records of the Company (the “Account”). All amounts credited to the Account shall continue for all purposes to be part of the general assets of the Company.

(b) Subject to the provisions hereof, promptly following the vesting date, and in any event no later than no later than the last day of Fiscal Year 2016, the Company shall (i) issue and deliver to the Employee the number of shares of Stock equal to the number of vested Restricted Stock Units (rounded up to the nearest whole share); and (ii) enter the Employee’s name on the books of the Company as the shareholder of record with respect to the shares of Stock delivered to the Employee.

(c) If the Employee is deemed a “specified employee” within the meaning of Section 409A of the Code, as determined by the Committee, at a time when the Employee becomes eligible for settlement of the Restricted Stock Units upon his/her “separation from service” within the meaning of Section 409A of the Code, then to the extent necessary to prevent any accelerated or additional tax under Section 409A of the Code, such settlement will be delayed until the earlier of: (i) the date that is six months following the Employee’s separation from service and (ii) the Employee’s death.

(d) Subject to any exceptions set forth in this Agreement or the Plan, prior to the vesting of the Restricted Stock Units hereunder, the Restricted Stock Units or the rights relating thereto may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Employee. Any attempt to assign, alienate, pledge, attach, sell or otherwise transfer or encumber the Restricted Stock Units or the rights relating thereto during such period shall be wholly ineffective and, if any such attempt is made, the Restricted Stock Units will be forfeited by the Employee and all of the Employee’s rights to such shares shall immediately terminate without any payment or consideration by the Company.

(e) The Employee shall have no rights in, to or under the shares of Stock to be issued upon the vesting of the Restricted Stock Units unless and until the vesting conditions set forth herein are satisfied and, until such date, shall have no rights of a shareholder of the Company including, without limitation, no right to vote such shares and no right to receive any dividends or other distributions paid with respect to such shares.

(f) Upon vesting of the Restricted Stock Units, the Company may issue stock certificates or evidence the Employee’s interest therein by using a book entry account with the Company’s transfer agent.

7. Provisions of Plan.

(a) Adjustments. If any change is made to the outstanding Stock or the capital structure of the Company, the shares of Stock to be issued hereunder shall be adjusted or terminated in any manner as contemplated by Article 16 of the Plan.

(b) Tax Liability and Withholding. The Employee shall be required to pay to the Company, and the Company shall have the right to deduct from the shares of Stock to be issued upon the vesting of the Restricted Stock Units, the amount of any required withholding taxes in respect of the shares of Stock to be issued upon the vesting of the Restricted Stock Units and to take all such other action as the Company deems necessary to satisfy all obligations for the payment of such withholding taxes.

(c) Except as provided herein, the provisions of this Agreement shall be subject to the provisions of the Plan, which are hereby incorporated herein by reference and made part hereof. The Employee acknowledges and agrees that he or she has been provided with and has read the Plan and understands the provisions thereof. In the event of any conflict between the terms of the Plan and the terms of this Agreement, the terms of the Plan shall take precedence, other than for such provisions of the Plan which, by their terms, are subject to the provisions of an Award Certificate.

8. No ERISA Plan. Neither this Agreement nor the award of the Restricted Stock Units hereunder shall be construed by any party as being subject to any provisions of ERISA, and shall not be so subject. Without in any way limiting the generality of the foregoing, the Restricted Stock Units awarded hereunder shall constitute a mere unfunded promise to pay by the Company and a bonus program within the meaning of Department of Labor Regulation Section 2510.3-2(c) promulgated under ERISA.

9. Compliance with Law. The issuance of shares of Stock hereunder shall be subject to compliance by the Company and the Employee with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Company’s shares of Stock may be listed. No shares of Stock shall be issued or transferred unless and until any then applicable requirements of state and federal laws and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel.

10. Notices. Any notice required to be delivered to the Company under this Agreement shall be in writing and addressed to the Secretary of the Company at the Company’s principal corporate offices. Any notice required to be delivered to the Employee under this Agreement shall be in writing and addressed to the Employee at the Employee’s address as shown in the records of the Company. Either party may designate another address in writing (or by such other method approved by the Company) from time to time.

11. Parachute Payments and Parachute Awards. If the Employee is a “disqualified individual,” as defined in paragraph (c) of Code Section 280G, then, notwithstanding any other provision of this Agreement or of any other agreement, contract, or understanding heretofore or hereafter entered into by the Employee and the Company (an “Other Agreement”), except an agreement, contract, or understanding that expressly addresses Code Section 280G or Code Section 4999 (a “280G Agreement”), and notwithstanding any formal or informal plan or other arrangement for the direct or indirect provision of compensation to the Employee (or an employee group of which the Employee is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Employee (a “Benefit Arrangement”), any right the Employee has in respect of payment under this Agreement, any Other Agreement or any Benefit Arrangement will be reduced or eliminated: (a) to the extent that such right to payment, taking into account all other rights, payments, or benefits to or for the Employee under all Other Agreements and all Benefit Arrangements, would cause the payment to Employee under this Agreement to be considered a “parachute payment” within the meaning of paragraph (b)(2) of Code Section 280G as then in effect (a “Parachute Payment”); and (b) if, as a result of receiving such Parachute Payment, the aggregate after-tax amounts the Employee is entitled to receive from the Company under all Other Agreements and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by the Employee without causing any such payment or benefit to be considered a Parachute Payment. The Company will accomplish such reduction in a manner to be mutually agreed with, and most beneficial for, the Employee. The foregoing shall not be interpreted so as to restrict, reduce, amend or modify any of the existing terms and provisions of any 280G Agreement to which the Employee and the Company may be a party and any payment hereunder shall be entitled to the benefits thereof.

12. Severability. If any provision of this Agreement is determined by a court of competent jurisdiction to be unenforceable, such determination shall not affect the remaining provisions of this Agreement, which shall be enforced to the maximum extent permitted under applicable law.

13. Modification. Subject to the provisions of the Plan, this Agreement may be modified only in writing pursuant to an agreement by and between the Company and the Employee.

14. Headings. The headings contained herein are for convenience of reference only and shall not be construed by any party as having any substantive significance.

15. Clawback. Notwithstanding any other provisions in this Agreement, this Award is subject to recovery under any law, government regulation or stock exchange listing requirement, and is subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement (or any policy adopted by the Company at any time pursuant to any such law, government regulation or stock exchange listing requirement).

16. Section 409A of the Code. It is intended that all payments under this Agreement qualify as short-term deferrals exempt from the requirements of Section 409A of the Code. In the event that any payment hereunder does not qualify for treatment as an exempt short-term deferral, it is intended that such payment shall be paid in a manner that satisfies the requirements of Section 409A of the Code. This Agreement shall be interpreted and construed accordingly.

17. Execution and Counterparts. This Agreement shall be deemed executed and delivered by the parties upon the execution of the individual Award Certificate issued to the Employee in connection herewith, which Award Certificate shall be executed by an authorized officer of the Company and may be executed in any number of counterparts, each of which shall be deemed an original, and shall be effective when a counterpart thereof has been received from both parties.

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2015 COMPANY PERFORMANCE-BASED RESTRICTED STOCK UNIT AWARD CERTIFICATE

ISSUED UNDER THE

PFSWEB, INC. 2005 EMPLOYEE STOCK AND INCENTIVE PLAN

1. Employee Name:                     .

2. Base Bonus Target: Adjusted EBITDA for Fiscal Year 2015 equaling or exceeding $                     but not equaling or exceeding $                    .

3. Target Bonus Target: Adjusted EBITDA for Fiscal Year 2015 equaling or exceeding $                     but not equaling or exceeding $                    .

4. Stretch Bonus Target: Adjusted EBITDA for Fiscal Year 2014 equaling or exceeding $                    .

5. Base Bonus:                      Restricted Stock Units, plus an additional 1.00% of                      for each full $                     increment by which the Base Bonus Target exceeds $                     but does not equal or exceed $                    .

6. Target Bonus:                      Restricted Stock Units, plus an additional 1.00% of                      for each full $                     increment by which the Target Bonus Target exceeds $                     but does not equal or exceed $                    .

7. Stretch Bonus:                      Restricted Stock Units.

This Company Performance-Based Restricted Stock Unit Award Certificate is issued, dated and effective as of the date set forth below.

Date: March 31, 2015

Employee:	PFSweb, Inc.

By:
Signature		Name:
Title:

Print Name